                                                                       Exhibit 5

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.


                              WARRANT TO PURCHASE
                        SHARES OF CLASS A COMMON STOCK
                                      OF
                         HARRY'S FARMERS MARKET, INC.
                         ============================

                  DATE OF INITIAL ISSUANCE:  JANUARY 31, 1997

     THIS CERTIFIES THAT, for value received, the Holder is entitled to purchase from Harry's Farmers Market, Inc. (the "Company") at any time prior to January 31, 2001, up to 2,000,000 shares of Class A Common Stock of the Company, at any time and from time to time, in whole or in part, on or after January 31, 1997, at the following Exercise Prices per share:

     Shares Purchased Prior to January 31, 1998. If this Warrant is exercised in whole or in part on or after January 31, 1997 and prior to January 31, 1998, the Exercise Price shall be (i) $4.00 per Share for the first 500,000 Shares purchased, (ii) $4.50 per Share for the next 500,000 Shares purchased, (iii) $5.00 per Share for the next 500,000 Shares purchased, and (iv) $5.50 per share for the next 500,000 Shares purchased.

     Shares Purchased Prior to January 31, 1999. If this Warrant is exercised in whole or in part on or after January 31, 1998 and prior to January 31, 1999, the Exercise Price shall be (i) $4.50 per Share for the first 1,000,000 Shares purchased, (ii) $5.00 per Share for the next 500,000 Shares purchased, and (iii) $5.50 per share for the next 500,000 Shares purchased. Provided, that the number of Shares purchased prior to January 31, 1998, shall (i) reduce the number of Shares purchasable at $4.50 per Share, and if greater than 1,000,000, (ii) reduce the number of Shares purchasable at $5.00 per Share.

     Shares Purchased Prior to January 31, 2000. If this Warrant is exercised in whole or in part on or after January 31, 1999 and prior to January 31, 2000, the Exercise Price shall be (i) $5.00 per Share for the first 1,500,000 Shares purchased, and (ii) $5.50 per share for the next 500,000 Shares purchased. Provided, that the number of Shares purchased prior to January 31, 1999, shall reduce the number of Shares purchasable at $5.00 per Share.

     Shares Purchased Prior to January 31, 2001. If this Warrant is exercised in whole or in part on or after January 31, 2000 and prior to January 31, 2001, the Exercise Price shall be $5.50 per Share.

This Warrant shall expire January 31, 2001.

SECTION 1.  DEFINITIONS.
----------  -----------

     "Class A Common Stock" means the Company's Class A Common Stock, without par value.

     "Company" means Harry's Farmers Market, Inc., a Georgia corporation.

     "Current Market Price" means the average of the daily closing prices of one share of Class A Common Stock for the fifteen (15) consecutive business day period ending the day before the day in question and such average will be adjusted for any stock dividend, split, combination or reclassification that took effect during such fifteen (15) business day period. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, or if the Class A Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by Nasdaq on such day, or if, on any day in question, the Class A Common Stock shall not be quoted on Nasdaq, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by Nasdaq. Notwithstanding the foregoing, if the Class A Common Stock is not traded in such manner that the prices referred to above are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company (which determination shall be conclusive absent manifest error).

     "Excluded Stock" means shares of Class A Common Stock (including options to purchase or rights to subscribe for Class A Common Stock, securities by their terms convertible into or exchangeable for Class A Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities) issued by the Company in the following cases: (i) issuance of a stock dividend payable in shares of Class A Common Stock, or (ii) any issuance described in
Section 9.7.8 of the Articles of Amendment to Articles of Incorporation of the Company for the Series AA Preferred Stock, stated value $9.00 per share, of the Company as in effect as of the date hereof.

     "Holder" means HFMI Acquisition Corporation, a Delaware corporation, or its registered assigns of all or any portion of this Warrant.

     "Nasdaq" means the Nasdaq Stock Market.

     "Notice of Exercise" means the Notice of Exercise in the form of Exhibit A.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Warrant Shares" means the shares of Class A Common Stock obtainable by the Holder upon the exercise of this Warrant.

SECTION 2.  EXERCISE OF WARRANT.
----------  -------------------

     2.1. Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at any time prior to January 31, 2001 (i) a Notice of Exercise; (ii) cash or certified or official bank check, payable to the order of the Company in the amount of the Exercise Price; and (iii) this Warrant. Upon payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder. The Company shall, as promptly as practicable thereafter, cause to be executed, and deliver to the Holder, or the Holder's nominee, a certificate or certificates representing the aggregate number of Warrant Shares specified in the Notice of Exercise. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the remaining shares of Class A Common Stock covered by this Warrant. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of such stock certificates regardless of the name or names in which such stock certificates shall be registered.

     2.2. Restrictive Legend. Each certificate for Warrant Shares shall be legended as follows (unless such Warrant Shares shall be registered under the Securities Act at the time of exercise):

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 or under any state securities laws and shall not be transferred at any time in the absence of (i) an effective registration statement under the Securities Act of 1933 and applicable state securities laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

     2.3. Character of Warrant Shares. The Company warrants that all Warrant Shares shall be duly authorized, validly issued, and, upon payment of the Exercise Price, fully paid and nonassessable.

     2.4. Adjustment of Number of Shares. Upon each adjustment of the Exercise Price as provided in Section 2.5 hereof (except 2.5.1), the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest one-tenth (1/10) of a share) obtained by (i) multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment.

     2.5. Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as follows:

     2.5.1 Anti-Dilution. If the Company issues shares of Class A Common Stock other than Excluded Stock without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Class A Common Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the quotient obtained by dividing:

          (i) an amount equal to the sum of:

               (A) the total number of shares of Class A Common Stock outstanding (including any shares of Class A Common Stock deemed to have been issued pursuant to Section 2.5.1(iii)(C) hereof and to Section 2.5.2) immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance, plus

               (B) the consideration received by the Company upon such issuance, by

          (ii) the total number of shares of Class A Common Stock outstanding (including any shares of Class A Common Stock deemed to have been issued pursuant to Section 2.5.1(iii)(C) and to Section 2.5.2) immediately after such issuance of such Class A Common Stock.

          (iii) For the purposes of any adjustment of the Exercise Price pursuant to this Section 2.5.1, the following provisions shall be applicable:

               (A) When Class A Common Stock is issued for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

               (B) When Class A Common Stock is issued for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company (which determination shall be conclusive absent manifest error), irrespective of any accounting treatment; provided, however, that such fair market value determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Class A Common Stock being issued;

               (C) In the case of the issuance of options to purchase or rights to subscribe for Class A Common Stock, securities by their terms convertible into or exchangeable for Class A Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than in all cases, Excluded Securities):

               (1) the aggregate maximum number of shares of Class A Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Class A Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 2.5.1(iii)(A) and (B) above with the proviso in
          Section 2.5.1(iii)(B) above being applied to the number of shares of Class A Common Stock deliverable upon such exercise) received by the Company upon the issuance of such options or rights, plus the minimum purchase price provided in such options or rights for the Class A Common Stock covered thereby;

               (2) the aggregate maximum number of shares of Class A Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversions or exchanges thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 2.5.1(iii)(A) and (B) above with the proviso in Section 2.5.1(iii)(B) above being applied to the number of shares of Class A Common Stock deliverable upon such conversion, exchange or exercise);

               (3) on any change in the number of shares of Class A Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from any anti-dilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and


               (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Class A

                  Common Stock actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

          2.5.2 Adjustment for Stock Splits, Reverse Stock Splits, and Stock Dividends. In the event that the outstanding shares of Class A Common Stock shall be subdivided (split), combined (reverse split), by reclassification or otherwise, or in the event of any dividend payable on the Class A Common Stock in shares of Class A Common Stock, the applicable Exercise Price and the number of shares of Class A Common Stock available for purchase in effect immediately prior to such subdivision, combination, or divided shall be proportionately adjusted.

          2.5.3 Other Distributions. If the Company shall distribute to holders of the Class A Common Stock shares of its capital stock other than Class A Common Stock, stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Class A Common Stock or other securities of the Company convertible into or exchangeable for Class A Common Stock), then, in each such case, the Exercise Price in effect immediately prior to such dividend or distribution shall be adjusted as follows. Immediately following the record date fixed for the determination of holders of Class A Common Stock entitled to receive such dividend or distribution, the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to (i) the Current Market Price of one share of Class A Common Stock less (ii) the fair market value (as determined by the Board of Directors of the Company, which determination shall be conclusive absent manifest error) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Class A Common Stock, and of which the denominator shall be the Current Market Price.

          2.5.4 Adjustment for Capital Reorganizations. In the case of any proposed consolidation or merger of the Company with another corporation, or the proposed sale of all or substantially all of the Company's assets or any proposed reorganization or reclassification of the securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the terms and conditions specified herein, in lieu of the Warrant Shares immediately theretofore purchasable hereunder, such shares of stock or securities or assets (including cash) as may by virtue of such consolidation, merger, sale, reorganization or reclassification be issued or payable with respect to or in exchange for the Warrant Shares purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification as if this Warrant had theretofore been exercised. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as the Holder is entitled to receive hereunder.

          2.5.5 Certificate as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in this Section 2.5, the Company shall prepare a statement showing the facts requiring such adjustment and the Exercise Price and the number of Warrant Shares that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent to the Holder. Where appropriate, such copy may be given in advance.

          2.5.6 Effective Date of Adjustment. Adjustments made pursuant to Sections 2.5.2 and 2.5.3 shall be made on the date such dividend, subdivision, split, combination or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of shareholders entitled to such dividend, subdivision, split, combination or distribution.

          2.5.7 Notice of Certain Proposed Actions. In the event the Company shall propose to take any action of the types described in Sections 2.5.2 or
2.5.3 the Company shall forward, at the same time and in the same manner, to the Holder such notice, if any, that the Company shall give to the holders of capital stock of the Company. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          2.5.8   Exercise After Record Date. Whenever the provisions of this
Section 2.5 shall require that an adjustment shall become effective immediately after the record date for an event and the Holder exercises its Warrant after such record date and before the occurrence of such event, the Company may defer until the occurrence of such event issuing to the Holder the additional shares of Class A Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such exercise before giving effect to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          2.5.9 Treasury Shares. The sale or other disposition of any Class A Common Stock theretofore held in the treasury of the Company shall be deemed to be an issuance thereof.


SECTION 3. OWNERSHIP AND TRANSFER.
---------- -----------------------

     3.1. Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this
Section 3.

     3.2. Transfer and Replacement. Subject to restrictions on transfer of this Warrant under the Securities Act or applicable state securities laws, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant.


SECTION 4. NO FRACTIONAL SHARES.
---------- --------------------

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per share as then in effect.


SECTION 5. CHARGES AND TAXES.
---------- -----------------

     Issuance of certificates for shares of Class A Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.


SECTION 6. AUTHORIZED SHARES.
---------- -----------------

     The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Common Stock a sufficient number of shares to provide for the issuance of Class A Common Stock upon the exercise of any purchase rights under this Warrant.


SECTION 7. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY.
---------- -------------------------------------------------

     This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company prior to exercise of warrants and payment of the Exercise Price.


SECTION 8. LAW GOVERNING.
---------- -------------

     This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 31st day of January, 1997.



                              HARRY'S FARMERS MARKET, INC.


                              By:    /s/ Harry A. Blazer
                                     -------------------------------
                              Title: Chairman, President and Chief
                                     Executive Officer
                                     -------------------------------

                              NOTICE OF EXERCISE
                            OF WARRANT TO PURCHASE
             CLASS A COMMON STOCK OF HARRY'S FARMERS MARKET, INC.
             ====================================================


To:  Harry's Farmers Market, Inc.
     -------------------------------
     -------------------------------


     The undersigned, the registered owner of this Warrant, hereby irrevocably elects to exercise the purchase rights represented thereby for, and to purchase thereunder, _________ shares of Class A Common Stock of Harry's Farmers Market, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates evidencing such shares be issued in the name of and be delivered to:

               Name:
                    --------------------------------
               Address:
                       -----------------------------
                       -----------------------------
               Tax I.D. Number
                               ----------------

and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.


Dated:               19
      -------------,   --         -------------------------------------------
                                                  Name of Holder



                                         By:
                                            ----------------------------------
                                            Title:
                                                  ----------------------------